Exhibit 107

Calculation of Filing Fee Tables

Form S-4

(Form Type)

Chesapeake Energy Corporation

(Exact Name of Registrant as Specified in its Charter)

Table 1 - Newly Registered Securities

Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee
Equity	Common stock, par value $0.01 per share	457(f) and 457(o)	(1)	(2)	$749,722,458.64(2)	$92.70 per $1,000,000	$69,499.27
Equity	Common stock, par value $0.01 per share	457(f) and 457(o)	(1)	(3)	$899,554,064.11(3)	$92.70 per $1,000,000	$83,388.66
Equity	Common stock, par value $0.01 per share	457(f) and 457(o)	(1)	(4)	$771,873,053.85(4)	$92.70 per $1,000,000	$71,552.63

(1) The registration statement to which this exhibit is attached registers the offer and sale of shares of the registrant’s common stock that may be issued in exchange for the registrant’s warrants in the exchange offer described in such registration statement. The number of such shares of common stock is omitted in accordance with Rule 457(o).

(2) Estimated solely for calculating the registration fee pursuant to Rule 457(f) of the Securities Act of 1933, as amended. The proposed maximum offering price is calculated as the product of (a) $76.88, which was the average of the high and low prices reported in the consolidated reporting system per Class A warrant on August 15, 2022, and (b) 9,751,853, the maximum number of Class A warrants sought for exchange (based on the number of Class A warrants outstanding as of August 17, 2022).

(3) Estimated solely for calculating the registration fee pursuant to Rule 457(f) of the Securities Act of 1933, as amended. The proposed maximum offering price is calculated as the product of (a) $73.19, which was the average of the high and low prices reported in the consolidated reporting system per Class B warrant on August 15, 2022, and (b) 12,290,669, the maximum number of Class B warrants sought for exchange (based on the number of Class B warrants outstanding as of August 17, 2022).

(4) Estimated solely for calculating the registration fee pursuant to Rule 457(f) of the Securities Act of 1933, as amended. The proposed maximum offering price is calculated as the product of (a) $68.49, which was the average of the high and low prices reported in the consolidated reporting system per Class C warrant on August 15, 2022, and (b) 11,269,865, the maximum number of Class C warrants sought for exchange (based on the number of Class C warrants outstanding as of August 17, 2022).